UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Utah Avenue, Suite 150,

South San Francisco, California, 94080

(Address of principal executive offices) (Zip Code)

(650) 392-8412

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

          Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 7, 2020, Sutro Biopharma, Inc. (the Company) issued a press release and presented a virtual poster at the 62nd American Society of Hematology (ASH) Annual Meeting announcing updated data from its ongoing Phase 1 clinical trial of STRO-001 for patients with late-line Non-Hodgkin Lymphoma (NHL).

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The poster presentation is accessible through the Clinical/Scientific Presentation and Publication Highlights page of the News section of the Company’s website at www.sutrobio.com.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On December 7, 2020, the Company announced data from its ongoing Phase 1 clinical trial of STRO-001 for patients with late-line NHL.

STRO-001-BCM1 is an ongoing first-in-human, phase 1 dose-escalation study evaluating the safety, tolerability, and preliminary antitumor activity of STRO-001 in adults with B-cell malignancies. The study is ongoing, and data presented at ASH included results from the NHL cohort. There were 21 NHL patients treated and 18 evaluable patients for response. Patients had a median of 5 prior therapies. 6/21 patients (29%) had previous stem cell transplant or CAR-T therapy. Data as of October 30, 2020 are as follows:

•	Most (90%) treatment-emergent adverse events were grade 1 or 2 and no ocular or neuropathy toxicity signals have been observed;
•	Following a previously announced protocol amendment last year requiring pre-treatment screening imaging for patients at risk for thromboses, no additional thromboembolic events have been observed;
•	In the 7 patients with diffuse large B-cell lymphoma, 1 complete response and 2 partial responses were observed; and
•

Out of other NHL types, 2 patients with follicular lymphoma had stable disease (SD), of which one is still on treatment at 9 weeks. One patient with marginal zone lymphoma had SD and is still on treatment at 39 weeks.

STRO-001 has been well tolerated. Maximum tolerated dose (MTD) was not reached at 2.5 mg/kg. Active enrollment in the NHL cohort continues at the 3.5 mg/kg dose level and additional higher dose levels may be explored. The trial, registered with clinicaltrials.gov identifier NCT03424603, continues to enroll patients in dose escalation in both multiple myeloma and NHL cohorts.

This current report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, timing of announcements of clinical results, potential benefits of the company’s product candidates and platform and potential market opportunities for the company’s product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the company's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company's ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the impact of the COVID-19 pandemic on the Company’s business, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the company's ability to fund development activities and achieve development goals, the company's ability to protect intellectual property, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading "Risk Factors" in the Company’s most recent Quarterly Report on Form 10-Q for the period ended September 30, 2020 filed with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release by Sutro Biopharma, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sutro Biopharma, Inc.

Date: December 7, 2020	By:	/s/ Edward Albini
Edward Albini
Chief Financial Officer